SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URGENT NOTICE

Dear Shareholder,

Please take a minute to read this letter. We are in need of your help today. Your investment in AMG GW&K Small Cap Value Fund (formerly AMG Managers Skyline Special Equities Fund) (the “Fund”) is in urgent need of your assistance. The special meeting of shareholders of the Fund originally scheduled for February 25th has been adjourned to March 25, 2021 at 11:00 a.m. Eastern time.

It is critical that we receive your vote response so that we may proceed with the important business of the Fund. To date, the Fund has not received the minimum number of shareholder votes required by law to proceed with its important proposals. We are reaching out again to respectfully reiterate how critical it is for you to vote your shares and cannot hold the meeting without your vote. PLEASE help us to avoid the cost of additional follow-up messages by casting your vote today. Your participation matters and your vote will make a difference.

Cast your proxy vote today by phone. Call (800) 769-4414 for assistance, representatives are available to you Monday through Friday 9 a.m. to 11 p.m. Eastern time.

The Board of Trustees of AMG Funds believes that the proposals are in the best interests of shareholders and recommends that shareholders vote “FOR” each proposal. For more information, please refer to the proxy statement sent to shareholders on December 31, 2020, which can be found at https://vote.proxyonline.com/AMG/docs/GWK_SmallCapValueFund.pdf.

Sincerely,

Keitha Kinne

Chief Operating Officer

PLEASE VOTE NOW USING ONE OF THE CONVENIENT METHODS BELOW.

1.

VOTE BY PHONE WITH A REPRESENTATIVE: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 769-4414. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern time.

2.	VOTE BY TOUCH-TONE PHONE: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	VOTE ONLINE: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	VOTE BY MAIL: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Please vote now so that your response is received before the special shareholder meeting on March 25, 2021.

Your prompt response is greatly appreciated.

One Stamford Plaza, 263 Tresser Boulevard, Suite 949, Stamford, CT 06901	REG NOBO

URGENT NOTICE

Dear Shareholder,

Please take a minute to read this letter. We are in need of your help today. Your investment in AMG GW&K Small Cap Value Fund (formerly AMG Managers Skyline Special Equities Fund) (the “Fund”) is in urgent need of your assistance. The special meeting of shareholders of the Fund originally scheduled for February 25th has been adjourned to March 25, 2021 at 11:00 a.m. Eastern time.

It is critical that we receive your vote response so that we may proceed with the important business of the Fund. To date, the Fund has not received the minimum number of shareholder votes required by law to proceed with its important proposals. We are reaching out again to respectfully reiterate how critical it is for you to vote your shares and cannot hold the meeting without your vote. PLEASE help us to avoid the cost of additional follow-up messages by casting your vote today. Your participation matters and your vote will make a difference.

Cast your proxy vote today by phone. Call (866) 745-0273 for assistance, representatives are available to you Monday through Friday 9 a.m. to 11 p.m. Eastern time.

The Board of Trustees of AMG Funds believes that the proposals are in the best interests of shareholders and recommends that shareholders vote “FOR” each proposal. For more information, please refer to the proxy statement sent to shareholders on December 31, 2020 which can be found at https://vote.proxyonline.com/AMG/docs/GWK_SmallCapValueFund.pdf.

Sincerely,

Keitha Kinne

Chief Operating Officer

PLEASE VOTE NOW USING ONE OF THE CONVENIENT METHODS BELOW.

1.	VOTE BY TOUCH-TONE PHONE: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	VOTE ONLINE: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	VOTE BY MAIL: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Please vote now so that your response is received before the special shareholder meeting on March 25, 2021.

Your prompt response is greatly appreciated.

One Stamford Plaza, 263 Tresser Boulevard, Suite 949, Stamford, CT 06901	OBO